LOAN AGREEMENT

THIS AGREEMENT is made effective as of the 23rd day of April, 2012.

BETWEEN:

QUANTUM SOLAR POWER CORP., a Nevada corporation with a corporate office at Suite 300, 1055 West Hastings Street, Vancouver, BC, Canada V6E 2E9

(hereinafter called the "Borrower")

OF THE FIRST PART

AND:

FOUNDATION FREEHOLD LTD., a British Columbia corporation with a corporate office at 7929 – 120th Street, Delta, BC, Canada V4C 6P6

(hereinafter called the "Lender")

OF THE SECOND PART WHEREAS:

A.                       The Borrower has requested that the Lender lend $475,000 to the Borrower;

B.                       The Lender has agreed to lend such sum to the Borrower subject to the terms and upon the conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by each party to the other (the receipt of which is hereby acknowledged) the parties hereto mutually covenant and agree as follows:

1.                       INTERPRETATION

1.1                     Definitions. Where used herein or in any amendment hereto each of the following words and phrases shall have the meanings set forth as follows:

(a)	"Agreement" means this Loan Agreement including the Schedules hereto together with any amendments;

(b)	"Borrower's Solicitors" means Northwest Law Group;

(c)	"Event of Default" means any event set forth in paragraph 6.1;

(d)	“Guarantee” means guarantee of 0935493 B.C. Ltd. in favour of the Lender made effective as of April 23, 2012 in the form attached as Schedule “B” hereto;

(e)	“Guarantor” means 0935493 B.C. Ltd.

(f)	"Loan" means the loan of $475,000 to be made by the Lender to the Borrower in accordance with this Agreement;

(g)	"Maturity Date" means the 23rd day of April, 2015;

(h)	"Principal Sum" means the sum of $475,000;

(i)	“Research Agreement” means the agreement dated April 1, 2010 between Simon Fraser University and Canadian Integrated Optics, BC Ltd., as amended; and

(g)	“Security Agreement” means the security agreement made effective as of April 23, 2012 between 0935493 B.C. Ltd. and Foundation Freehold Ltd. attached as Schedule “A” to the Guarantee.

1.2                     Number and Gender. Wherever the singular or the masculine are used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.3                     Headings. The headings to the articles, paragraphs, subparagraphs or clauses of this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.4                     References. Unless otherwise stated a reference herein to a numbered or lettered article, paragraph, subparagraph or clause refers to the article, paragraph, subparagraph or clause bearing that number or letter in this Agreement. A reference to this Agreement or herein means this Loan Agreement, including the Schedules hereto, together with any amendments thereof.

1.5                     Currency. Unless otherwise specifically stated, all dollar amounts expressed herein refer to lawful currency of Canada.

2.                       TERMS OF LOAN

2.1                     Loan and Repayment. The Lender hereby agrees to lend to the Borrower the Principal Sum and will advance the Loan, in three instalments, paid to the Borrower’s Solicitors (in trust) as set out in paragraph 2.4 (Funding Procedure) with the Borrower’s Solicitors to acknowledge receipt of each instalment of the Loan and to undertake to disburse the funds as set out in paragraph 2.5. The Loan shall be made in Canadian currency and shall be repaid by the Borrower on the Maturity Date. The Loan shall be evidenced by promissory notes executed by the Borrower in favour of the Lender in the forms attached hereto as Schedule “A” (the “Forms of Promissory Notes”).

2.2                     Interest. The Borrower shall pay on the amount of the Principal Sum outstanding from time to time interest at a rate of 9% per annum from the date of advancement of funds, payable semi-annually from the date of this Agreement, with the first payment of interest due to be paid on September 30, 2012 and subsequent payments every six months thereafter.

2.3                     Pre-Payment. The Borrower may pre-pay all of the Loan on 60 days’ notice to the Lender, at any time prior to the Maturity Date.

2.4                     Funding Procedure: The Borrower agrees that the Loan shall be advanced (for the Borrower's account) to the Borrower's Solicitors in trust for disbursal as set out in Paragraph 2.5. The Lender will advance the Loan in 3 instalments, payable by bank drafts totalling the Principal Sum, as follows:

(a)	the 1st instalment will be paid before 1:00 PM on April 25, 2012 in the amount of $175,000;

(b)	the 2nd instalment will be paid before 1:00 PM on May 25, 2012 in the amount of $150,000; and

(c)	the 3rd instalment will be paid before 1:00 PM on June 25, 2012 in the amount of $150,000.

2.5                     Disbursal Procedure: The Lender and the Borrower will, prior to disbursal of the funds, jointly draft and execute a Use of Funds - Payment Schedule (the “Payment Schedule”) which will specify how the balance of the funds shall be disbursed, after the Borrower's Solicitors’ initial disbursal set out hereunder have been made:

(a)

the Borrower’s Solicitors shall disburse $85,000.00 of the loan amounts to SFU and the balance of the funds (less any amount set out in the Payment Schedule to be paid to the Borrower’s Solicitors) to the Borrower, before 5:00 PM on the day received; and

(b)	that the Borrower shall disburse the balance in payment of the individual amounts set out in the Payment Schedule.

3.                       SECURITY

3.1                     Security. To secure the repayment of the Loan and the payment of all other monies due hereunder, the Borrower agrees to provide a guarantee of the Guarantor to be secured by the equipment of the Guarantor described in the Security Agreement.

4.                       CONVERSION OPTION

4.1                     Conversion. At any time, and from time to time, during the currency of this Agreement, the Lender may elect to receive common shares of the Borrower in exchange for any portion of the interest or principal outstanding on the basis of one common share of the Borrower for each USD$0.02 (the “Conversion Price”) of indebtedness converted.

5.                       REPRESENTATIONS AND WARRANTIES

5.1                     Representations. The Borrower represents and warrants to the Lender, and acknowledges that the Lender is relying upon such representations and warranties in entering into this Agreement, that the Borrower has the capacity to enter into this Agreement, and the execution of this Agreement and the completion of the transactions contemplated hereby shall not be in violation any agreement to which the Borrower is a party.

5.2                     Equipment Referred to in Security Agreement. The Borrower represents and warrants that the equipment described in Schedule A to the Security Agreement is legally and beneficially owned by the Guarantor and that it is sponsor-owned equipment, as described in Paragraph 9.2 of the Research Agreement and not equipment or materials purchased by SFU as described in Paragraph 9.1 of the Research Agreement.

5.3                     Survival. All representations and warranties made hereunder shall survive the delivery of the Security Agreement to the Lender and shall continue in full force and effect for the benefit of the Lender.

5.4                     Consent to Remove "Restricted Legend". The Borrower represents and warrants that, at any time that the Lender provides a written request for removal of restrictive legends from any shares held by the Lender, and subject to the shares in respect of which the legend removal is requested being available for sale in accordance with Rule 144, the Borrower shall take all steps necessary to allow the Lender to sell such shares, including instructing the Borrower’s Solicitors to prepare appropriate declarations and documents necessary to be executed by the Lender to obtain an opinion permitting the proposed sale and upon receipt of such declarations and documents to provide their opinion to the Borrower’s transfer agent that the shares may be sold in compliance with Rule 144 and that the transfer agent may remove the restrictive legends.

6.                       EVENTS OF DEFAULT AND REMEDIES

6.1                     Events of Default. Any one or more of the following events, whether or not any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default:

(a)	if the Borrower defaults in the payment of any monies due under any of the Promissory Notes as and when the same is due;

(b)	if the Borrower does not deliver the payment of all monies due under any of the Promissory Notes to the Lender, at their address set out in paragraph 8.1, before 5:00 PM local time on the due dates;

(c)	if the Borrower defaults in the observance or performance of any other provision hereof;

(d)	if the Borrower commits an act of bankruptcy or makes a general assignment for the benefit of its creditors or otherwise acknowledges his insolvency.

6.2                     Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter, the Lender may, in its discretion, by notice to the Borrower, declare this Agreement to be in default. At any time thereafter, while the Borrower shall not have remedied such Event of Default, the Lender, in its discretion, may declare the Loan and other monies owing by the Borrower to the Lender to be immediately due and payable.

6.3                     Conversion Price Adjustment. Upon the occurrence of any Event of Default, the Conversion Price will be reduced to USD$0.01 (the "Adjusted Conversion Price").

6.4                     Other Security. The rights and powers conferred by subparagraphs 6.2 and 6.3 are in addition to and not in substitution for the Guarantee or any other security, which the Lender now or from time to time may hold or take from the Borrower in relation to this Agreement.

6.5                     Remedies Non-Exclusive. No remedy conferred on the Lender hereby or in the Security Agreement is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement of exercise by the Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lender of any or all other such remedies.

7.                       REPRESENTATIONS OF THE LENDER

7.1                     The Lender represents and warrants to the Borrower that the Lender is not a “U.S. Person” as defined by Regulation S of the United States Securities Act of 1933 and is an “accredited investor” as defined in National Instrument 45-106 adopted by Canadian securities regulators; and

7.2                     The Lender acknowledges and agrees that all certificates representing any Shares to be issued pursuant to this Agreement will restricted securities and will be endorsed with restrictive legends substantially similar to the following in accordance with Regulation S of the Securities Act and BC Instrument 51-509 - Issuers Quoted in the U.S. Over-the-Counter Markets:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12 (2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.”

8.                       MISCELLANEOUS

8.1                     Notices. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telegram, telex, telecopier or other similar form of communication to the following addresses:

The Borrower:	Suite 300, 1055 West Hastings Street,
Vancouver, BC V6E 2E9

with copies to:	Northwest Law Group
Suite 950 Scotia Tower
650 West Georgia Street Vancouver, BC V6B 4N8

The Lender:	7929 – 120th Street,
Delta, BC V4C 6P6
Attention: J. Eric Trygg - "Private & Confidential"

with copies to:	TNT Lawyers
7929 - 120th Street,
Delta, BC V4C 6P6
Attention: Ole A. Nielsen

Any notice so given shall:

(a)	if delivered, be deemed to have been given at the time of delivery;

(b)

if mailed by registered mail, be deemed to have been given on the seventh business day after and excluding the day on which it was so mailed, but should there be, at the time of mailing or between the time of mailing and the deemed receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall be only effective if actually delivered; and

(c)	if sent by telegraph, telex, telecopier or other similar form of communication, be deemed to have been given or made on the first business day following the day on which it was sent.

Any party may give written notice of a change of address in the aforesaid manner, in which event such notice shall thereafter be given to such party as above provided at such changed address.

8.2                     Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

8.3                     Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

8.4                     Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

8.5                     No Merger of Judgment. The taking of a judgment on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured shall not operate as a merger of any such covenant or affect the Lender's right to interest at the rate and times provided in this Agreement on any money owing to the Lender under any covenant herein or therein set forth and such judgment shall provide that interest thereon shall be calculated at the same rate and in the same manner as herein provided until such judgment is fully paid and satisfied.

8.6                     Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.7                     Successors and Assigns. After the Loan has been advanced by the Lender, the benefit of this Agreement may be freely assigned by the Lender to a third party without the consent of the Borrower. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

8.8                     Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia, Canada.

8.9                     Time. Time is of the essence of this Agreement.

8.10                   Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and do not define, limit, enlarge or alter the meanings of any paragraph or clause herein.

8.11                   Independent Legal Advice. This Agreement has been prepared by Northwest Law Group acting solely on behalf of the Borrower and the Lender acknowledges that he has been advised to obtain and has obtained independent legal advice.

8.12                   Canadian and United States Currency. With reference to sub-paragraphs 4.1 and 6.3 the Borrower and Lender agree that, until the Maturity Date of this Agreement, Canadian currency is deemed to be of equal value to, and be fully interchangeable with, United States currency for purposes of calculating the number of common shares of the Borrower that the Lender, in satisfaction of the amount of indebtedness converted, will receive at the share price, expressed in United States currency, set as the Conversion Price in sub-paragraph 4.1 or established as the at the Adjusted Conversion Price in sub-paragraph 6.3.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

FOUNDATION FREEHOLD LTD.

per:	/s/ J. Eric Trygg
J. Eric Trygg

QUANTUM SOLAR POWER CORP.

per:	/s/ Daryl J. Ehrmantraut

SCHEDULE "A"

FORMS OF PROMISSORY NOTES

PROMISSORY NOTE

EXECUTED BY:	Quantum Solar Power Corp.
(the "Borrower")

IN FAVOUR OF:	Foundation Freehold Ltd.
(the "Lender")

PRINCIPAL AMOUNT:	CAD$175,000

DATE OF EXECUTION:	April 25, 2012

PLACE OF EXECUTION:	Vancouver, BC, Canada

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on April 23, 2015 , the principal sum of CAD$175,000, together with interest thereon at the rate of 9% per annum, calculated and paid semi-annually with the first semi-annual payment on September 30, 2012, both before and after maturity from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

DATED at Vancouver, BC this 25th day of April, 2012.

QUANTUM SOLAR POWER CORP.

Per:

          Daryl J. Ehrmantraut

PROMISSORY NOTE

EXECUTED BY:	Quantum Solar Power Corp.
(the "Borrower")

IN FAVOUR OF:	Foundation Freehold Ltd.
(the "Lender")

PRINCIPAL AMOUNT:	CAD$150,000

DATE OF EXECUTION:	May 25, 2012

PLACE OF EXECUTION:	Vancouver, BC, Canada

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on April 23, 2015 , the principal sum of CAD$150,000, together with interest thereon at the rate of 9% per annum, calculated and paid semi-annually with the first semi-annual payment on September 30, 2012, both before and after maturity from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

DATED at Vancouver, BC this 25th day of May, 2012.

QUANTUM SOLAR POWER CORP.

Per:

          Daryl J. Ehrmantraut

PROMISSORY NOTE

EXECUTED BY:	Quantum Solar Power Corp.
(the "Borrower")

IN FAVOUR OF:	Foundation Freehold Ltd.
(the "Lender")

PRINCIPAL AMOUNT:	CAD$150,000

DATE OF EXECUTION:	June 25, 2012

PLACE OF EXECUTION:	Vancouver, BC, Canada

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on April 23, 2015 , the principal sum of CAD$150,000, together with interest thereon at the rate of 9% per annum, calculated and paid semi-annually with the first semi-annual payment on September 30, 2012, both before and after maturity from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

DATED at Vancouver, BC this 25th day of June, 2012.

QUANTUM SOLAR POWER CORP.

Per:

          Daryl J. Ehrmantraut

SCHEDULE "B"

GUARANTEE OF 0935493 B.C. LTD.

GUARANTEE

THIS GUARANTEE made as of the 23rd day of April, 2012.

GRANTED BY:

0935493 B.C. LTD.

(together hereinafter referred to as the "Guarantor")

IN FAVOUR OF:

FOUNDATION FREEHOLD LTD.

(hereinafter referred to as the "Creditor")

WHEREAS:

A.	QUANTUM SOLAR POWER CORP. (the "Debtor") has requested that the Creditor provide it with a loan in the amount of CAD$475,000 bearing interest at a rate of 9% per annum (the "Loan");

B.	To secure its obligations to repay the Loan and as a condition of advance of the Loan, the Debtor has agreed to deliver this Guarantee of the Guarantor of the Loan in favour of the Creditor;

C.	To induce the Creditor to provide the Loan to the Debtor, the Guarantor has agreed to give this Guarantee in favour of the Creditor.

NOW THEREFORE, in consideration of the sum of TEN ($10.00) DOLLARS now paid by the Creditor to the Guarantor and for other good and valuable consideration (the receipt and sufficiency of all consideration is hereby acknowledged by the Guarantor) the Guarantor hereby covenants and agrees as follows:

1.

The Guarantor hereby guarantees the payment to the Creditor of all present and future debts and liabilities (direct or indirect, absolute or contingent, matured or otherwise) now or at any time and from time to time hereafter due or owing by the Debtor to the Creditor arising from or relating to the Loan (the “Indebtedness”).

2.

The Guarantor hereby guarantees payment to the Creditor of all costs and disbursements incurred by the Creditor with respect to recovering the Indebtedness (including all reasonable legal fees on a solicitor and own client basis).

3.

The Creditor may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor and other parties and securities as the Creditor may see fit, and may apply all monies received from the Debtor or others, or from securities, upon such part of the Debtor's liability as it may think best, without prejudice to or in any way limiting or lessening the liability of the Guarantor under this Guarantee.

4.

This shall be a continuing guarantee and shall cover all liabilities of the Debtor to the Creditor relating to the Loan and the Indebtedness and shall apply to and secure any ultimate balance due or remaining due to the Creditor and shall be binding as a continuing security on the Guarantor.

5.

All moneys, advances, renewals and credits in fact borrowed or obtained from the Creditor shall be deemed to form part of the liabilities hereby guaranteed notwithstanding any incapacity, disability or lack or limitation of status or of power of the Debtor or of the directors, partners or agents thereof, or that the Debtor may not be a legal entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys, advances, renewals, or credits; and any amount which may not be recoverable from the Guarantor on the footing of a guarantee shall be recoverable from the Guarantor as a principal debtor in respect thereof and shall be paid to the Creditor after demand therefor as hereinafter provided.

6.	The Creditor shall not be bound to exhaust its recourse against the Debtor or other parties or the securities it may hold before being entitled to payment from the Guarantor under this Guarantee.

7.

Any change or changes in the name of the Debtor shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this Guarantee shall extend to the person, firm or corporation acquiring or from time to time carrying on the business of the Debtor.

8.

Any accounts settled or stated by or between the Creditor and the Debtor shall be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing due by the Debtor to the Creditor is so due.

9.

Should the Creditor receive from the Guarantor a payment or payments in full or on account of the liability under this Guarantee, the Guarantor shall not be entitled to claim repayment against the Debtor or the Debtor's estate until the Creditor's claims against the Debtor have been paid in full; and in case of liquidation, winding up or bankruptcy of the Debtor (whether voluntary or compulsory), the Creditor shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and the Guarantor shall continue liable, up to the amount guaranteed less any payments made by the Guarantor, for any balance which may be owing by the Debtor to the Creditor.

10.

In order to secure its obligations under this Guarantee, the Guarantor agrees to enter into a security agreement in the form attached as Schedule A, granting the Lender a security interest in the assets described therein.

11.

The Guarantor shall make payment to the Creditor of the amount of the debts and liabilities guaranteed hereby forthwith after demand therefore is made in writing and such demand shall be conclusively deemed to have been effectually made when an envelope containing it addressed to the Guarantor at the last address of the Guarantor known to the Creditor is delivered to the Guarantor or is deposited, postage prepaid and registered, in a Post Office in the City of Vancouver and interest at a rate of 1% per month, compounded monthly, shall accrue and be payable by the Guarantor to the Creditor after such demand.

12.

This instrument is in addition and without prejudice to any security interest of any kind granted by the Debtor, the Guarantor or others (including without limitation guarantees whether or not in the same form as this instrument) now or hereafter held by the Creditor.

13.	There are no representations, collateral agreements or conditions with respect to this instrument or effecting the Guarantor's liability hereunder other than as contained herein.

14.

The Guarantor may terminate his liability with respect to future debts and liabilities of the Debtor by delivering to the Creditor at the above address 30 days advance written notice of an intention to so terminate. Such termination shall be effective to terminate all obligations with respect to debts and liabilities incurred by the Debtor to the Creditor after the expiration of the said 30 day period, but such termination shall not apply in respect of any prior debts or liabilities matured or not and the notice of termination shall have no effect on those debts or liabilities incurred after the effective date of such notice but which result from express or implied commitments made prior to said effective date. If there is more than one Guarantor hereunder then no notice of termination delivered by any Guarantor hereunder shall affect the liability of any other Guarantor hereunder.

15.

All indebtedness and liability, present and future, of the Debtor to the Guarantor is hereby assigned to the Creditor and postponed to the debts and liabilities of the Debtor to the Creditor, present and future. All monies received by the Guarantor in satisfaction of debts and liabilities owed to the Guarantor by the Debtor shall be held in trust for the Creditor and shall be paid to the Creditor forthwith. This paragraph shall remain in full force and effect, notwithstanding the termination of the guarantee pursuant to the provisions of paragraph 14 herein in which event it will terminate when the debts and liabilities of the Debtor to the Creditor covered by the continuing guarantee provided for in paragraph 14 herein have been paid in full.

16.

This instrument shall be construed in accordance with the laws of British Columbia and the Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this instrument may be instituted in the courts of this province, and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgement thereof, provided that nothing herein shall limit the Creditor's right to bring proceedings against the Guarantor elsewhere.

17.	This instrument shall be binding upon the Guarantor and the Guarantor's personal representatives and shall enure to the benefit of the Creditor and its successors and assigns.

18.

The Guarantor acknowledges that this Guarantee has been prepared by O’Neill Law Corporation acting on behalf of the Debtor only and that the Lender and the Guarantor have been advised to obtain independent legal advice.

IN WITNESS WHEREOF the Guarantor has executed this guarantee as of the day and year first above written.

0935493 B.C. LTD.

per:

          Daryl J. Ehrmantraut

SCHEDULE "A"

SECURITY AGREEMENT

SECURITY AGREEMENT

IN CONSIDERATION OF Foundation Freehold Ltd. (“Foundation”) loaning CAD$475,000 to Quantum Solar Power Corp. (“Quantum”), the undersigned 0935493 B.C. Ltd. ("0935493") hereby covenants, agrees, warrants, represents, acknowledges and confirms to and with Foundation and creates and grants the mortgages, charges and security interests hereinafter set forth as follows:

1.	SECURITY INTEREST

1.1         For the consideration aforesaid, 0935493 does hereby mortgage and charge as and by way of a fixed and specific charge to and in favour of Foundation, and assign and transfer to Foundation and grant to Foundation, by way of mortgage, charge, assignment and transfer, a security interest in all of 0935493's right, title and interest, in the equipment described in Schedule A.

1.2         The mortgages, charges, assignments and transfers and security interests created or granted pursuant to sections 1.1 are hereinafter collectively called the "Security Interest", and all property, assets, interests and undertakings (including Proceeds) subject to the Security Interest or otherwise charged or secured hereby or expressed to be charged, assigned or transferred or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the "Collateral".

1.3         The terms "Chattel Paper", "Document of Title", "Equipment", "Consumer Goods", "Instrument", "Intangible", "Investment Property", "Proceeds", "Inventory", "Accessions", "Money", “Securities Accounts”, “Security Entitlements” “Entitlement Orders” Securities Intermediary”, “Uncertificated Security”, "financing statement", "financing change statement" and "verification statement" whenever used herein and whether expressed in the singular or the plural shall, unless otherwise defined herein or otherwise required by the context, be interpreted pursuant to their respective meanings when used in the Personal Property Security Act of the province of British Columbia, as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "P.P.S.A.", unless this Agreement is expressed to be governed by the laws of some jurisdiction other than British Columbia, in which event the term "P.P.S.A." shall mean and the above terms shall derive their respective meanings from the Personal Property Security Act of that jurisdiction, as amended from time to time, or any Act substituted therefor, as amended from time to time, and in interpreting any of the above terms the singular shall include and may be read and interpreted to include the plural, and vice versa. Provided always that the term "Inventory" when used herein shall include livestock and the young thereof after conception and crops that become such within six months of execution of this Security Agreement. Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof". The term "Proceeds" whenever used herein and interpreted as above shall by way of example include trade-ins, equipment, cash, bank accounts, notes, chattel paper, goods, contract rights, accounts and any other personal property or obligation received when such collateral or proceeds are sold, exchanged, collected or otherwise disposed of. The term "licence" whenever used herein means any licence or similar right at any time owned or held by 0935493 including but without being limited to a "licence" as defined in the P.P.S.A., and the meaning of the term "crops" whenever used herein includes but is not limited to "crops" as defined in the P.P.S.A.

	1.4	Attachment

0935493 hereby acknowledges and confirms that the Security Interest hereby created attaches upon the execution of this Security Agreement, that value has been given, and that 0935493 has rights in the Collateral.

1.5 Prohibitions

Without the prior written consent of Foundation, 0935493 shall not and shall not have the power to grant, create or permit to be created any security interest in, charge, encumbrance or lien over, or claim against any of its property, assets, or undertakings which ranks or could in any event rank in priority to or pari passu with any Security Interest created by this Security Agreement.

2.	OBLIGATIONS SECURED

The Security Interest granted hereby is in addition to and not in substitution for any other security interest now or hereafter held by Foundation from 0935493 or Quantum Solar Power Corp. or from any other person whomsoever and secures and is and shall at all times be general and continuing security for the payment, performance and satisfaction of any and all liability of 0935493 to Foundation (including interest thereon), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred and any ultimate unpaid balance thereof, including all advances on current or running account and all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether 0935493 be bound alone or with another or others and whether as principal or surety, and for the performance and satisfaction of all obligations of 0935493 to Foundation, whether or not contained in this Security Agreement and whether or not 0935493 be bound alone or with another or others (all of which indebtedness, liability and obligations are hereinafter collectively called the "Indebtedness" or the "Obligations"). If the Security Interest in the Collateral is not sufficient, in the event of default, to satisfy all Indebtedness of 0935493, 0935493 acknowledges and agrees that 0935493 shall continue to be liable for any Indebtedness remaining outstanding and Foundation shall be entitled to pursue full payment thereof.

3.	REPRESENTATIONS AND WARRANTIES OF DEBTOR

0935493 represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant that:

(a)         the Collateral is genuine and owned by 0935493 free of all security interests, mortgages, liens, claims, charges or other encumbrances (hereinafter collectively called "Encumbrances"), save for the Security Interest and those Encumbrances shown on Schedule "A" or hereafter approved in writing by Foundation, prior to their creation or assumption, and 0935493 has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement;

(b)         the locations specified in Schedule "A" with respect to goods constituting Collateral are accurate and complete; and

(c)         this Security Agreement is granted, if 0935493 is a corporation, in accordance with resolutions of the directors (and of the shareholders, if necessary) of 0935493 or, if 0935493 is a partnership, of the partners of 0935493, and all other matters and things have been done and performed so as to make the execution and delivery of this Security Agreement, and the performance of 0935493's obligations hereunder, legal, valid and binding.

4.	COVENANTS OF 0935493

	4.1	So long as this Security Agreement remains in effect 0935493 covenants and agrees:

(a)         to defend the Collateral for the benefit of Foundation against the claims and demands of all other parties claiming the same or an interest therein; to keep the Collateral free from all Encumbrances, except for the Security Interest and those hereafter approved in writing by Foundation, prior to their creation and not to sell, exchange, transfer, assign, lease, or otherwise dispose of Collateral or any interest therein without the prior written consent of Foundation;

		(b)	to notify Foundation promptly of:

(i)	any change in the information contained herein or in the Schedules hereto relating to the Collateral, including without limitation any change in the present location of any Collateral;

(ii)	the details of any claims or litigation affecting 0935493 or Collateral; and

(iii)	any loss or damage to Collateral;

(c)         to keep the Collateral in good order, condition and repair and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

(d)         to do, execute, acknowledge and deliver such financing statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by Foundation of or with respect to Collateral in order to give effect to these presents and to confirm and perfect, and maintain the perfection of, the Security Interest hereby granted, and to pay all costs for searches and filings in connection therewith;

(e)         to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of 0935493 or Collateral as and when the same become due and payable;

(f)         to prevent Collateral from being or becoming an Accession to other property not covered by this Security Agreement;

(g)         to carry on and conduct the business of 0935493 in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for 0935493's business as well as accurate and complete records concerning Collateral, and mark any and all such records and Collateral at Foundation's request so as to indicate the Security Interest;

(h)         to deliver to Foundation from time to time promptly upon request:

(i)	any Documents of Title relating to Collateral;

(ii)

all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same;

(iii)	all policies and certificates of insurance relating to Collateral; and

(iv)	such information concerning Collateral, 0935493 and 0935493's business and affairs as Foundation may reasonably request;

(i)         to permit Foundation and its representatives, at all reasonable times, access to all its property, assets and undertakings and to all its books of account and records for the purpose of inspection and to render all assistance necessary for such inspection;

(j)         to forthwith pay all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any security interest created hereby and to forthwith reimburse and indemnify Foundation for all costs, charges, expenses and legal fees and disbursements which may be incurred by Foundation in:

(i)	inspecting the Collateral;

(ii)	perfecting and registering this Security Agreement or notice of it and other documents, whether or not relating to this Security Agreement;

(iii)	investigating title to the Collateral;

(iv)	taking, recovering and keeping possession of the Collateral;

(v)

all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by Foundation as security for the Obligations of Quantum or 0935493.

5.	USE AND VERIFICATION OF COLLATERAL

Subject to compliance with 0935493's covenants contained herein and section 4 hereof, 0935493 may, until default, possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of 0935493's business in any manner not inconsistent with the provisions hereof; provided always that Foundation shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner Foundation may consider appropriate and 0935493 agrees to furnish all assistance and information and to perform all such acts as Foundation may reasonably request in connection therewith and for such purpose to grant to Foundation or its agents access to all places where Collateral may be located and to all premises occupied by 0935493.

6.	INSURANCE

	6.1	0935493 covenants that at all times while this Security Agreement is in effect 0935493 shall:

(a)         maintain or cause to be maintained insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as Foundation may require, and in particular but without limitation maintain insurance on the Collateral to its full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles and other mobile Collateral, maintain insurance against theft; and

(b) pay all premiums in connection with such insurance, and deliver all such policies to Foundation, if it so requires.

6.2         If proceeds of any insurance required hereunder become payable Foundation may, in its absolute discretion, apply such proceeds to such part or parts of the Indebtedness as Foundation may see fit or Foundation may release any such insurance proceeds to 0935493 for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to 0935493 shall not operate as a payment on account of the Indebtedness or in any way affect this Security Agreement.

6.3         0935493 will forthwith, on the happening of loss or damage to the Collateral, notify Foundation thereof and furnish to Foundation at 0935493's expense any necessary proof and do any necessary act to enable Foundation to obtain payment of the insurance proceeds, but nothing herein contained shall limit Foundation's right to submit to the insurer a proof of loss on its own behalf.

6.4         0935493 hereby irrevocably authorizes and directs the insurer under any policy of insurance required hereunder to include the name of Foundation as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by Foundation to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

6.5         If 0935493 fails to maintain insurance as required hereby, Foundation may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as Foundation considers necessary for its protection.

7.	RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

7.1	Except as herein provided, without the prior written consent of Foundation, 0935493 will not:

(a)	sell, lease or otherwise dispose of the Collateral;

(b)           release, surrender or abandon possession of the Collateral; or

(c)           move or transfer the Collateral from the jurisdictions in which the Security Interests hereby created have been perfected.

8.	EVENTS OF DEFAULT

8.1 The happening of any of the following events or conditions (each a "default") shall constitute default hereunder unless waived by Foundation:

(a)           the occurrence of a default under or the failure of 0935493 to observe or perform any obligation, covenant, term, provision or condition contained in this Security Agreement or the Guarantee Agreement between 0935493 and Foundation;

(b)           the bankruptcy or insolvency of 0935493; the filing against 0935493 of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by 0935493; the appointment of a receiver, receiver-manager or trustee for 0935493 or for any assets of 0935493 or the institution by or against 0935493 of any other type of insolvency proceeding under the Bankruptcy and Insolvency Act or otherwise;

(c)           the institution by or against 0935493 of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of 0935493;

(d)           if any Encumbrances affecting Collateral become enforceable against Collateral;

(e)           if 0935493 ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets without complying with applicable law or commits or threatens to commit an act of bankruptcy;

(f)           if any execution, sequestration, extent or other process of any court becomes enforceable against 0935493 or if a distress or analogous process is levied upon the assets of 0935493 or any part thereof;

(g)           if any certificate, statement, declaration, representation, warranty or audit report heretofore or hereafter furnished by or on behalf of 0935493 pursuant to or in connection with this Security Agreement, or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to Foundation to extend any credit to or to enter into this or any other agreement with 0935493 or Quantum Solar Power Corp., proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against 0935493; or if upon the date of execution of this Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, declaration, warranty or audit report, which change shall not have been disclosed to Foundation at or prior to the time of such execution;

(h)           if without the prior written consent of Foundation, 0935493 creates or permits to exist any security interest in, charge, encumbrance, lien on or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with any of the Security Interests created hereby;

(i)           if 0935493 without the prior written consent of Foundation enters into an amalgamation, a merger or other similar arrangement with any other person;

(j)           if Foundation in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is or is about to be impaired or that any of the Collateral is or is about to be placed in jeopardy;

(k)           if any proceedings with respect to 0935493 are commenced under the Companies' Creditors Arrangement Act;

(l)           if 0935493 is more than 30 days in arrears of rent payable under any lease or if 0935493 allows any amount outstanding from 0935493 to the Crown pursuant to Federal or Provincial statute to remain unpaid for a period in excess of 30 days;

(m)           if 0935493 shall permit any sum which has been admitted as due by it or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the Collateral to remain unpaid for 30 days after proceedings have been taken to enforce the same as such charge;

(n)           if 0935493 carries on any business that it is restricted from carrying on by its Memorandum;

(o)           if in the opinion of Foundation there is a material adverse change in the financial condition of 0935493;

(p)           if legal proceedings are initiated or legal positions are taken by or against 0935493 or by any third party which could in the opinion of Foundation have a material adverse effect on this Security Agreement or the Security Interest or any other security held by Foundation for all or any part of the Indebtedness;

(q)           if there is a change in the ownership or control of 0935493 which is not acceptable to Foundation.

9.	REMEDIES

(a)           Foundation may take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon default, Foundation may sell, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to Foundation may seem reasonable.

(b)           In addition to those rights granted herein and in any other agreement now or hereafter in effect between 0935493 and Foundation and in addition to any other rights Foundation may have at law or in equity, Foundation shall have, both before and after default, all rights and remedies of a secured party under the P.P.S.A. Provided always, that Foundation shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, Foundation shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or Proceeds and whether or not in Foundation's possession and shall not be liable or accountable for failure to do so.

(c)           0935493 acknowledges that Foundation may take possession of Collateral wherever it may be located and by any method permitted by law and 0935493 agrees upon request from Foundation or any such Receiver to assemble and deliver possession of Collateral at such place or places as directed by Foundation or any Receiver.

(d)           0935493 agrees to pay all costs, charges and expenses reasonably incurred by Foundation or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors and auditors costs and other legal expenses), in preparing or enforcing this Security Agreement, taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and all such costs, charges and expenses as permitted hereby, shall be secured hereby and shall be paid from the proceeds of realization, collection or disposition of Collateral in the following order of priority:

(i)	to satisfy claims of all secured or unsecured creditors ranking in priority to Foundation;

(ii)	to repay to Foundation all the Indebtedness;

(iii)	any surplus shall, subject to the rights of other creditors, be paid to 0935493.

(e)         Foundation will give 0935493 such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of collateral is to be made, as may be required by the P.P.S.A.

(f)         0935493 agrees that Foundation may exercise its rights and remedies hereunder immediately upon default, except as may be otherwise provided in the P.P.S.A., and 0935493 hereby expressly confirms that except as may be otherwise provided herein or in the P.P.S.A., Foundation has not given any covenant, express or implied, and is under no obligation to allow 0935493 any period of time to remedy any default prior to Foundation exercising its rights and remedies hereunder.

(g)         Foundation shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when Foundation shall manage the Collateral upon entry, as herein provided, nor shall Foundation be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. Foundation shall not be bound to do, observe or perform or to see to the observance or performance by 0935493 of any obligations or covenants imposed upon 0935493. 0935493 hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon Foundation than aforesaid.

(h)         0935493 hereby irrevocably appoints Foundation with full power of substitution, to be the attorney of 0935493 for and in the name of 0935493 to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, instruments, demands, assignments, assurances or consents that 0935493 is obliged to sign, endorse or execute and generally to use the name of 0935493 and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on Foundation, as the case may be, pursuant to this Security Agreement.

10.	MISCELLANEOUS

(a)         0935493 hereby authorizes Foundation to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted Encumbrances affecting Collateral or identifying the locations at which 0935493's business is carried on and Collateral and records relating thereto are situate) as Foundation may deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve Collateral and to realize upon the Security Interest and 0935493 hereby irrevocably constitutes and appoints the Manager or Acting Manager or any officer from time to time of Foundation with which 0935493 deals the true and lawful attorney of 0935493, with full power of substitution, to do any of the foregoing in the name of 0935493 whenever and wherever it may be deemed necessary or expedient.

(b)         Without limiting any other right of Foundation, whenever Indebtedness is immediately due and payable or Foundation has the right to declare Indebtedness to be immediately due and payable (whether or not it has so declared), Foundation may, in its sole discretion, set off against Indebtedness any and all amounts then owed to 0935493 by Foundation in any capacity, whether or not due, and Foundation shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on Foundation's records subsequent thereto.

(c)         Upon 0935493's failure to perform any of its duties hereunder, Foundation may, but shall not be obligated to, perform any or all of such duties without prejudice to any other rights and remedies of Foundation hereunder, and 0935493 shall pay to Foundation, forthwith upon written demand therefor, an amount equal to the expense incurred by Foundation in so doing plus interest thereon from the date such expense is incurred until it is paid at the rate of 15% per annum.

(d)         Foundation may from time to time and at any time waive in whole or in part any right, benefit or default under any provision of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be. No waiver shall be effective unless it is in writing.

(e)         Foundation may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with 0935493, Quantum, debtors of 0935493, and others and with Collateral and other security as Foundation may see fit without prejudice to the liability of 0935493 or Foundation's right to hold and realize the Security Interest.

(f)         No delay or omission by Foundation in exercising any right or remedy hereunder under any agreement with Quantum or with respect to any Indebtedness or any default shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, Foundation may remedy any default by 0935493 hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by 0935493. All rights and remedies of Foundation granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

(g)         0935493 waives protest of any Instrument constituting Collateral at any time held by Foundation on which 0935493 is in any way liable and, subject to the provisions of P.P.S.A., notice of any other action taken by Foundation.

(h)         Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written Agreement, executed by the parties hereto.

(i)         Subject to the requirements of the P.P.S.A. or as otherwise provided herein, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given in the case of Foundation, if delivered to it or sent by prepaid registered mail addressed to it at its address herein set forth or as changed pursuant hereto and, in the case of 0935493, if delivered to it or sent by prepaid registered mail addressed to it at its last address known to Foundation. Either party may notify the other pursuant hereto of any change in such party's principal address to be used for the purposes hereof.

(j)         This Security Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by Foundation and is, and is intended to be a continuing Security Agreement and shall remain in full force and effect until Foundation shall actually receive written notice of its discontinuance; and, notwithstanding such notice, shall remain in full force and effect thereafter until all Obligations contracted for or created before the receipt of such notice by Foundation, and any extensions or renewals thereof (whether made before or after receipt of such notice) together with interest accruing thereon after such notice, shall be paid in full.

(k)         This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, mortgage, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by Foundation from 0935493 or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

(l)         All rights and remedies of Foundation set out in this Security Agreement and in any agreement with Quantum, and in any other security agreement held by Foundation from 0935493 or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any future security agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between 0935493 and Foundation that may be in effect from time to time.

(m)         Foundation may, without further notice to 0935493, at any time assign, transfer or grant a security interest in this Security Agreement and the Security Interests created hereby. 0935493 expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of Foundation's rights and remedies under this Security Agreement and 0935493 will not assert any defense, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against Foundation in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

(n)         Any partial payment or satisfaction of the Obligations or any ceasing by 0935493 to be indebted to Foundation shall be deemed not to be a redemption or discharge of this Security Agreement. 0935493 shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations, and upon written request by 0935493 and payment to Foundation of a discharge fee to be fixed by Foundation and payment of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by Foundation in connection with the Obligations and such release and discharge.

(o)         This Security Agreement shall enure to the benefit of Foundation and its successors and assigns, and shall be binding upon the heirs and executors, if applicable, and the successors and permitted assigns of 0935493. If more than one Debtor executes this Security Agreement, the obligations of such Debtors hereunder shall be joint and several.

(p)         The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

(q)         When the context so requires, the singular number shall be read as if the plural were expressed and vice versa, and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

(r)         In the event any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

(s)         Nothing herein contained shall in any way obligate Foundation to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Indebtedness.

(t)         0935493 acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term "0935493" when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby shall secure the "Indebtedness" (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to Foundation at the time of amalgamation and any "Indebtedness" of the amalgamated company to Foundation thereafter arising. The Security Interest shall attach to "Collateral" owned by each company amalgamating with 0935493, and by the amalgamated company, at the time of amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

(u)         0935493 hereby authorizes Foundation to provide a copy of this Security Agreement and such other information and documents specified under the P.P.S.A. to any person entitled pursuant to the P.P.S.A. to demand and receive same.

(v)         This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the province of British Columbia as the same may from time to time be in effect.

11.	COPY OF AGREEMENT

0935493 hereby acknowledges receipt of a copy of this Security Agreement and waives all rights to receive a copy of any financing statement or financing change statement filed or registered by Foundation or any verification statement issued by the Personal Property Registry established under the P.P.S.A. that relates to such financing statement or financing change statement.

12.	DEBTOR INFORMATION

0935493 represents and warrants that the following information is accurate:

BUSINESS DEBTOR NAME AND ADDRESS

0935493 B.C. LTD.
Suite 950 – 650 West Georgia Street
Vancouver, BC V6B 4N8

IN WITNESS WHEREOF 0935493 has executed this Security Agreement on the date indicated below.

EXECUTION
DATE
Officer Signature(s)				0935493 B.C. LTD.,
	Y	M	D	by its authorized signatories:
12

Name:
Address:
Occupation:

OFFICER CERTIFICATION:
Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c. 124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

SCHEDULE "A"
To Security Agreement

(DESCRIPTION OF PROPERTY)

Item	Manufacturer	Model	Serial	Price	Date Acquired
1	Kurt J. Lesker	PVD 75 Deposition tool	PRD072562	$225,000	August 7/11
2	FEI	Nova NanoSEM 430 Ultra-high resolution FESEM microscope	9920646-D9893	$496,550	November 2/11

			Total	$721,550

All located at Simon Fraser University 4D Labs 8888 University Drive, Burnaby, BC, Canada V5A 1S6.